UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2019

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-27507	37-1867101
(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas  78759

(Address of principal executive offices)

(512) 402-8550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael “Mac” McMillan and Appointment of Caleb Barlow

On July 15, 2019, Michael “Mac” McMillan notified the Board of Directors (the “Board”) of CynergisTek, Inc.  (the “Company”), of his decision to retire from the Company effective December 31, 2019.  In connection with his planned retirement, Mr. McMillan also submitted his resignation as President and Chief Executive Officer of the Company, effective July 31, 2019.  The Board has appointed William Caleb Barlow, 47, to succeed Mr. McMillan as President and Chief Executive Officer of the Company, effective August 1, 2019.  Mr. Barlow was also appointed to fill a newly created seat on the Board and will receive no additional compensation for his service as a director.  Mr. Barlow’s committee assignments have not yet been determined. Mr. Barlow’s appointment is the result of a thorough leadership succession plan that was developed by senior management of the Company under the direction and oversight of Mr. McMillan and the Board. Mr. McMillan’s resignation as President and Chief Executive Officer is not due to any dispute or disagreement over the Company’s operations, practices or policies.  Mr. McMillan will continue to serve as a director of the Company and will remain employed by the Company through his retirement date in order to assist with the transition.  Mr. McMillan was given the honorary title of President and CEO Emeritus by the Board.

Barlow Employment Agreement and Experience

In connection with Mr. Barlow’s appointment, on July 15, 2019, the Company and Mr. Barlow entered into an employment agreement (the “Employment Agreement”) to be effective as of August 1, 2019.  Pursuant to the Employment Agreement, Mr. Barlow will have the duties and responsibilities as are commensurate with the positions of President and Chief Executive Officer, as reasonably and lawfully directed by the Board.   The initial term of the Employment Agreement is 36 months from August 1, 2019 and will automatically renew for subsequent 12-month terms unless either party provides written notice to the other party of a desire not to renew employment.

Pursuant to the Employment Agreement, Mr. Barlow’s base salary will be $350,000, and he is entitled to incentive bonus compensation, equity compensation consisting of an option to purchase up to 500,000 shares of the Company’s common stock, subject to vesting, restricted stock units, and a sign-on and retention bonus, all as set forth in the Employment Agreement.  The options to purchase common stock are nonqualified stock options and were granted pursuant to a Stock Option Grant Agreement between the Company and Mr. Barlow.  The stock option grant was made outside of the Company's 2011 Stock Incentive Plan and was approved by the Compensation Committee of the Company's Board of Directors. The sign-on and retention bonus is paid in three tranches through 2021.  The Company has the right to terminate Mr. Barlow’s employment without cause at any time on thirty (30) days’ advance written notice to Mr. Barlow. Additionally, Mr. Barlow has the right to resign for “Good Reason” (as defined in the Employment Agreement) on thirty (30) days’ written notice.  In the event of (i) such termination without cause, or (ii) Mr. Barlow’s inability to perform the essential functions of his position due to a mental or physical disability or his death, or (iii) Mr. Barlow’s resignation for Good Reason, Mr. Barlow is entitled to receive (a) his annual base salary then in effect, and full target annual bonus, each prorated to the date of termination, (b) payment of base salary compensation for an additional twelve months, payable as a lump sum, (c) acceleration and payment of the unpaid portion of the sign-on and retention bonus, and (d) the acceleration of all unvested stock options and warrants then held by Mr. Barlow, subject to certain conditions set forth in the Employment Agreement.  If Mr. Barlow resigns for any reason other than Good Reason, he will be entitled to receive his base salary for the thirty (30) day written notice period, but no other amounts.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Since 2003, Mr. Barlow has served in various leadership positions with International Business Machines Corporation (IBM) in Massachusetts, including as Vice President of Mobile Management and Security and Vice President of Marketing for IBM Security.  Most recently, and since January 2017, Mr. Barlow served as Vice President of X-Force Threat Intelligence at IBM Security, where he led this organization for more than two years and built X-Force Command in 2016. Mr. Barlow was a key leader in developing IBM’s comprehensive incident command system for responding to major cyber incidents, and created the industry’s first immersive cyber range and the first mobile cyber operations center. Additionally, Mr. Barlow invented and launched the Cyber Tactical Operations Center which is a first-of-its-kind training, simulation, and security operations center on wheels.

Mr. Barlow has a broad background in general management, strategy, marketing, services, product development, product management and leading technical teams in cloud service delivery. He has extensive mergers and acquisitions experience, having led the acquisition and roll up of several cyber companies into IBM. The organizations he has led within IBM have ranged from small to enterprise level businesses.

There are no arrangements or understandings between Mr. Barlow and any other persons pursuant to which he was appointed as President and Chief Executive Officer or director. There are also no family relationships between Mr. Barlow and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth herein.

Item 7.01Regulation FD Disclosure

On July 15, 2019 the Company issued a press release announcing the retirement of Mr. McMillan and the appointment of Mr. Barlow.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1 99.1	Employment Agreement Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	July 16, 2019
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer

4812-4359-4140